Schedule 14A Information

            Proxy Statement Pursuant to Section 14(A)
             of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12


                       ELECTROSOURCE, INC.

        (Name of Registrant as Specified In Its Charter)


                       ELECTROSOURCE, INC.

           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rules 0-11(c)(1), 14a-6(i)(1), or 14a-6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:  ____
     (2)  Aggregate number of securities to which transaction applies:  ______
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: __/
     (4)  Proposed maximum aggregate value of transaction:  ______
     __/ Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:  ______
     (2)  Form, Schedule or Registration Statement No. ____
     (3)  Filing Party:  _____
     (4)  Date Filed:  ______




                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Electrosource, Inc. (the "Company") will be held at the Offices of the Company, 2809 Interstate 35 South, San Marcos, Texas, on May 22, 1997 at 10:00 o'clock A.M., Texas time, for the following purposes:

1.  To elect three of the nine members of the Board of Directors.

2. To consider and act upon a proposal to approve the adoption of the Company's 1996 Stock Option Plan.

3. To consider and act upon a proposal to ratify the purchase of Company securities by certain executive officers in a 1996 private placement.

4. To consider and act upon a proposal to approve the selection by the Board of Directors of Ernst & Young LLP as the firm of independent auditors to audit the accounts of the Company for the fiscal year ending December 31, 1997.

5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

    Holders of record of Common Stock at the close of business on March 24, 1997, will be entitled to notice of and to vote at such meeting or any adjournment thereof. The transfer books of the Company will not be closed.

    It is important that your shares be represented at this meeting in order that the presence of a quorum may be assured. Enclosed is a form of proxy that you are urged to sign and forward in the accompanying envelope, whether or not you expect to attend in person. Stockholders who attend the meeting in person may revoke their proxies and vote in person if they desire.

    All Stockholders are cordially invited to attend the Annual Meeting of the Stockholders.


                                             /s/
Austin, Texas                          Michael G. Semmens,
April 23, 1997                         President



                         PROXY STATEMENT

                       GENERAL INFORMATION

             SOLICITATION AND REVOCATION OF PROXIES

      This Proxy Statement is furnished to Stockholders in connection with the solicitation of proxies by and on behalf of the management of ELECTROSOURCE, INC. (hereinafter referred to as the "Company," located at 2809 Interstate 35 South, San Marcos, Texas 78666), for use at the Annual Meeting of Stockholders of the Company, and at any adjournment thereof. The Annual Meeting will be held at 10:00 o'clock A.M., May 22, 1997, at the Company headquarters, 2809 Interstate 35 South, San Marcos, Texas 78666. When a proxy is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any instructions noted thereon or, if no instructions are indicated, it will be voted for the election as directors of the three nominees named in this Proxy Statement, for the approval of the adoption of the Company's 1996 Stock Option Plan, for ratification of the purchase of Company securities by certain executive officers, and for the approval of the selection of auditors. Execution of a proxy confers discretionary authority to vote with respect to any matter which the Board of Directors do not know, a reasonable time before the mailing of this Proxy Statement, is to be presented at the meeting, with respect to the approval of minutes of the prior meeting (if such approval does not amount to ratification of the action taken at that meeting), with respect to the election of any person to any office for which a bona fide nominee is named in the Proxy Statement if such nominee is unable to serve or for good cause will not serve, and with respect to matters incident to the conduct of the meeting. Any proxy given pursuant to this solicitation may be revoked by the Stockholder who has given it at any time before it is exercised.

     The close of business on March 24, 1997, has been fixed as the record date for determination of Stockholders entitled to notice of and to vote at the Annual Meeting. As of such date, there were issued and outstanding 4,143,475 shares of Common Stock, $1.00 par value per share, of the Company ("Common Stock") and no shares of the Company's Preferred Stock, $1.00 par value per share. Each Stockholder of record on such date is entitled to one vote for each share of Common Stock then held by such Stockholder.

     The costs of solicitation of proxies, including the cost of preparing and mailing this Proxy Statement, will be borne by the Company. Employees of the Company, at no additional compensation, may communicate with Stockholders to solicit their proxies. In addition, the Company has retained Harris Trust and Savings Bank, the Company's Transfer Agent, to distribute the proxy materials to Stockholders of record and to tabulate the vote and Corporate Investor Communications, Inc., to distribute the proxy materials to brokers and to solicit proxies from banks, brokers, nominees and institutions for which they will be paid fees estimated not to exceed $5,000 in the aggregate. Brokers and others holding stock in their names, or in the names of nominees, may be requested to forward copies of the proxy soliciting material to beneficial owners and to seek authority for execution of proxies, and the Company will reimburse them for reasonable direct and indirect expenses incurred in connection with completing the mailing of annual reports and proxy statements to and the solicitation of proxies of beneficial owners at approved rates.

    This Proxy Statement is first being mailed to Stockholders of the Company on or about April 23, 1997.


                SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of March 14, 1997, the number of shares owned by each of the current directors, the most highly paid executive officers and by the current directors and executive officers of the Company as a group, the nature of such ownership, and the percentage of the outstanding shares of each class of voting securities represented thereby. To the Company's knowledge, there is no person who is an owner of more than five percent of the Company's Common Stock.



                          COMMON STOCK


  Name and Address of
  Beneficial Owner          Beneficially Owned (1)    Percentage of Class

  Michael G. Semmens             207,556 (2)                 4.79%
  Chairman of the Board,
  President and CEO
  2809 Interstate 35 S
  San Marcos, Texas 78666

  Richard E. Balzhiser            15,000 (3)                  .36%
  Director
  560 Sand Hill Circle
  Menlo Park, California 94025

  William R. Graham               13,300 (4)                  .32%
  Director
  7517 Royal Oak Drive
  McLean, Virginia  22101

  Norman Hackerman                15,403 (5)                  .37%
  Director
  2001 Pecos Street
  Austin, Texas  78703

  John D. Malone                  59,046 (6)                 1.42%
  Director
  6011 Bosque Boulevard
  Waco, Texas  76710

  Charles L. Mathews              35,671 (7)                  .85%
  Director
  1111 Cardinal Drive
  Paige, Texas  78659

  Nathan P. Morton                13,000 (8)                  .31%
  Director
  4228 San Carlos Drive
  Dallas, Texas  75205

  Richard S. Williamson           15,000 (9)                  .36%
  Director
  190 S. LaSalle Street
  Chicago, Illinois  60603

  Thomas S. Wilson                60,305 (10)                 1.45%
  Director
  5 Revere Road
  Northbrook, Illinois 60062

  OTHER EXECUTIVE OFFICERS

  William F. Griffin              75,052 (11)                1.78%
  Executive Vice President,
  Marketing
  10938 Blue Roan Road
  Oakton, Virginia 22124

  James M. Rosel                  52,5079 (12)                1.25%
  Vice President, Finance
  and General Counsel
  1507 Falcon Ledge Drive
  Austin, Texas  78746

  Chris Morris                    48,146 (13)                1.15%
  Vice President,
  Technical Operations
  10909 Ballybunion Place
  Austin, Texas   78747

  Mary Beth Koenig                35,479 (14)                 .85%
  Treasurer and Chief
  Accounting Officer
  8017 Long Canyon Drive
  Austin, Texas  78748

  All Directors and Executive    705,873 (15)               14.96 %
  Officers as a Group
  (13 persons) (Notes 2-13)

(1)  Shares are owned beneficially and of record unless otherwise indicated.
(2) Includes 35,834 shares of Common Stock receivable upon the exercise of options; 567 shares of Common Stock receivable upon the exercise of warrants; and 40 shares of Common Stock are owned by Mr. Semmens' spouse as custodian for minor children. Includes 21,115 shares of Common Stock and warrants to purchase 125,000 shares of Common Stock acquired under the terms of a private placement, and an option to purchase 25,000 shares of Common Stock granted under the 1996 Stock Option Plan, all of which are contingent upon Stockholder approval.
(3) Includes 15,000 shares of Common Stock granted under the 1996 Stock Option Plan contingent upon Stockholder approval.
(4) Includes 3,500 shares of Common Stock receivable upon the exercise of options. Also includes an option to purchase 9,500 shares of Common
     Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(5) Includes 5,500 shares of Common Stock receivable upon the exercise of options. Also includes an option to purchase 9,500 shares of Common
     Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(6) Includes 5,500 shares of Common Stock receivable upon the exercise of options. Also includes an option to purchase 11,500 shares of Common Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(7) Includes 7,834 shares of Common Stock receivable upon the exercise of options and 4 shares of Common Stock held by Mr. Mathews' wife, as to which shares Mr. Mathews disclaims beneficial ownership. Also includes an option to purchase 26,166 shares of Common Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(8) Includes 3,500 shares of Common Stock receivable upon the exercise of options. Also includes an option to purchase 9,500 shares of Common
     Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(9) Includes 5,500 shares of Common Stock receivable upon the exercise of options. Also includes an option to purchase 9,500 shares of Common
     Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(10 Includes 5,500 shares of Common Stock receivable upon the exercise of options; 180 shares of Common Stock held in Mr. Wilson's Individual Retirement Account; 575 shares held by Mr. Wilson as Custodian for his minor children as to which Mr. Wilson has sole voting power; 11,500 shares in a life estate trust of which he is one of the three final remaindermen and has shared voting and investment control; and 10,000 shares of Common Stock and 5,000 warrants to purchase shares in a charitable trust of which he has shared voting and investment control. Mr. Wilson disclaims beneficial ownership of shares held by the Charitable Trust. Included are 3,200 shares received by Mr. Wilson in exchange for the transfer to the Company of an electric vehicle at the Fair Market Value. Also includes an option to purchase 9,500 shares of Common Stock granted under the 1996 Stock Option Plan, contingent on Stockholder approval.
(11) Includes 9,333 shares of Common Stock receivable upon the exercise of options. Includes 7,619 shares of Common Stock and warrants to purchase 50,000 shares of Common Stock acquired under the terms of a private placement and an option to purchase 7,000 shares of Common Stock granted under the 1996 Stock Option Plan, all of which are contingent upon Stockholder approval.
(12) Includes 15,166 shares of Common Stock receivable upon the exercise of options. Includes 3,810 shares of Common Stock and warrants to purchase 25,003 shares of Common Stock acquired under the terms of a private placement and an option to purchase 8,500 shares of Common Stock granted under the 1996 Stock Option Plan, all of which are contingent upon Stockholder approval.
(13) Includes 12,833 shares of Common Stock receivable upon the exercise of options. Includes 3,810 shares of Common Stock and warrants to purchase 25,003 shares of Common Stock acquired under the terms of a private placement and an option to purchase 6,500 shares of Common Stock granted under the 1996 Stock Option Plan, all of which are contingent upon Stockholder approval.
(14) Includes 4,166 shares of Common Stock receivable upon the exercise of options. Includes 3,810 shares of Common Stock and warrants to purchase 25,003 shares of Common Stock acquired under the terms of a private placement and an option to purchase 2,500 shares of Common Stock granted under the 1996 Stock Option Plan, all of which are contingent upon Stockholder approval.
(15) Includes 60,336 shares of Common Stock receivable upon the exercise of options in addition to option shares described in Notes (2) through (14). Of the additional 60,336 option shares, all are outstanding under Prior Plans.


                             ITEM 1

                      ELECTION OF DIRECTORS

  The Company has a Board of Directors consisting of nine members serving staggered terms. The terms of directors Michael G. Semmens, Nathan Morton and Richard E. Balzhiser will expire at the 1997 Annual Meeting and accordingly, three directors are to be elected at such meeting. Messrs. Semmens and Morton and Dr. Balzhiser have been nominated by the Nominating Committee of the Board of Directors for reelection as directors. The nominees receiving the greatest number of votes will be elected directors of the Company to serve until the Annual Meeting of Stockholders to be held in 2000, and until their respective successors shall have been elected and shall have qualified, or their respective terms of office shall have been otherwise terminated as provided in the Bylaws.

   The following table sets forth certain information as to the directors and nominees for director and the executive officers of the Company.

Name and Offices               Principal Occupation During   Term to Expire at
Held with the Company    Age   Past five Years               Annual Meeting in

Michael G. Semmens        46   President, Chief Executive             1997
President, Chief               Officer and Chairman of the
Executive Officer and          Board, Electrosource, Inc.,
Chairman of the Board          June 1994 to present; Corporate
of Directors                   Vice President, BDM
                               Technologies, Inc., 1992-1994;
                               (Managing Director of BDM Europe,
                               B.V.) 1992-1994; Corporate Vice
                               President, BDM International,
                               Inc., 1988-1992.

Richard E. Balzhiser      64   1996-Present, President Emeritus,      1997
Director                       Electric Power Research Institute
                               (EPRI); 1988-1996, President and
                               CEO, EPRI; 1996-Present, Director,
                               Houston Industries.

Nathan P. Morton          48   Senior Partner, Channel Marketing      1997
Director                       Corporation, 1996-present; President
                               and Chief Executive Officer, Open
                               Environment Corporation, 1994-1996;
                               Chairman, President, and Chief
                               Executive Officer, COMPUSA, 1989-1993.

William R. Graham         59   Senior Vice President, The Defense     1998
Director                       Group, Washington, D.C. 1994-
                               present; Director and subsequently
                               President, C-COR Electronics, Inc.,
                               1990-1993; Director, Watkins-Johnson
                               Corporation.

Thomas S. Wilson          37   Vice President-Investments, Smith      1998
Director                       Barney, June 1993-present;
                               Stockholder, brokerage firm of
                               Berean Capital, Inc., 1989-1993.

John D. Malone            47   President and stockholder, John        1998
Director                       Malone, P.C. since January, 1997;
                               President and stockholder in the law
                               firm of Vander Woude, Malone & Istre,
                               1992-1996; Vice President and
                               stockholder in the law firm of Clark,
                               Malone, Knapp & Raybold, P.C., for
                               more than 5 years previous to 1992;
                               General Counsel to Electrosource,
                               Inc., 1992-1993.

Charles L. Mathews        62   Consultant to Electrosource, Inc.,     1999
                               1995-present; President and CEO,
                               Bastrop Metal Products, Inc., 1995-
                               present; Chief Scientific Officer,
                               Electrosource, Inc., 1994-1995;
                               Chairman of the Board, Electrosource,
                               Inc., 1992-1994; Treasurer,
                               Electrosource, Inc., 1992-1993;
                               Director, Blanyer Mathews Associates,
                               Inc., 1982 - 1994.

Norman Hackerman          85   Chairman, Scientific Advisory Board,   1999
Director                       Robert A. Welch Foundation, for more
                               than five years; Director, Van Campen/
                               American Capital, Inc., Director,
                               American General Portfolio Fund, for
                               more than five years; Director,
                               Scientific Measurements Systems, Inc.,
                               1988-present.

Richard S. Williamson     47   Partner, Mayer, Brown & Platt,         1999
Director                       for more than five years; Director,
                               Federal Home Loan Bank of Chicago,
                               1990-present.

OTHER EXECUTIVE OFFICERS

William F. Griffin        49   Executive Vice President/Marketing,
Executive Vice President,      April, 1996-present; VicePresident,
Marketing                      1990-1995, COMPUSA.

James M. Rosel            48   Vice President and General Counsel,
Vice   President,              1994-present; Vice President and
Finance and                    Secretary, Nord Pacific Ltd., 1990-
General Counsel                1994.

Chris Morris              50   Vice President, Technical Operations
Vice President,                Electrosource, Inc., 1995-present;
Technical                      Chief Engineer, Electrosource, Inc.,
Operations                     1994-1995; consultant, Chris Morris &
                               Associates, 1991-1994.

Mary Beth Koenig          35   Treasurer and Controller, Electrosource,
Treasurer and                  Inc., 1995-present; Senior Manager,
Controller                     Ernst & Young LLP, 1984-1995.

  The members of the Board of Directors hold office for staggered three-year terms, until their successors are elected or until their earlier death, resignation or removal. Mr. Mathews served as a director of the Company from March 1990 to January 1991 and was reappointed in January 1992. Dr. Hackerman was appointed to fill the vacancy created by the resignation of Donald S. Thomas effective September 1, 1993. Dr. Hackerman was a director of the Company from 1988 until 1991. Messrs. Malone and Wilson were appointed to the Board in January and November, 1992, respectively. Mr. Semmens has served as President, Chief Executive Officer, and Chairman of the Company since June 1994. Mr. Williamson was appointed to the Board in November 1994. Dr. William R. Graham and Mr. Nathan P. Morton were appointed to the Board in June 1995. Dr. Richard E. Balzhiser was appointed to the Board in March 1997.

   Mr.  Nathan  Morton,  Director, and Mr.  William  F.  Griffin,
Executive Vice President, are related as brothers-in-law.

Committees of the Board of Directors

   The Board of Directors held nine meetings and gave two written consents during the year ended December 31, 1996. Each of the members of the Board of Directors attended at least 75 percent of the number of meetings of the Board and of each committee on which he served during 1996.

   The  Company's  Board of Directors has five  committees:   the
Audit  Committee, the Executive Committee, the Finance Committee,
the   Nominating  Committee  and  the  Compensation/Stock  Option
Committee.

   The Audit Committee acts as a liaison between the Company's Board of Directors and the Company's independent certified public accountants. The Audit Committee meets periodically with the accountants to review the Company's accounting and reporting practices and its accounting and financial controls. The members of the Audit Committee are Messrs. Williamson, Malone and Mathews. The Audit Committee met one time during the year ended December 31, 1996.

   The Executive Committee has the authority to act in behalf of the Board of Directors at such times as the Board is not in session except in regard to certain matters with respect to which its authority is limited by Delaware corporate statutes. Messrs. Semmens, Malone, and Mathews and Dr. Hackerman are members of the Executive Committee. The Executive Committee had no meetings during the year ended December 31, 1996.

    The Finance Committee periodically reviews and makes recommendations to the Board of Directors with respect to the capital structure of the Company and the Company's commercial and investment banking relationships. The members of the Finance Committee are Messrs. Morton and Wilson and Dr. Graham. There were two formal meetings of the Finance Committee during the fiscal year 1996; however, on numerous occasions the entire Board acted in such capacity.

   The Nominating Committee recommends to the Company's Board of Directors candidates for election as directors of the Company. The Nominating Committee consisted of Dr. Graham and Messrs. Williamson and Wilson. Mr. Williamson was appointed to serve on the Nominating Committee on June 26, 1996, replacing Mr. John Akin, a former director. The Nominating Committee met two times during the year ended December 31, 1996. The names of potential director candidates are drawn from a number of sources, including recommendations from members of the Board, management, and Stockholders. Stockholders wishing to recommend director nominees should submit name and address and pertinent information about the proposed nominee similar to that set forth for the nominees named herein. The Restated Certificate of Incorporation requires that any such nominations be directed to the corporate secretary in writing not less than sixty days prior to the scheduled date of the meeting by a Stockholder of record, accompanied by the consent of the person nominated to serve if elected.

   The Compensation/Stock Option Committee makes recommendations to the Company's Board of Directors regarding compensation of the Company's officers, and is responsible for the administration of the Company's stock option plans. The members of the Compensation/Stock Option Committee are Messrs. Malone and Morton and Dr. Hackerman who have served in such capacities for the entire year. For the period of January 1 until June 26, 1996, Mr. Williamson also served on this Committee. The Compensation/Stock Option Committee met eight times during the year ended December 31, 1996.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section  16(a)  of the Securities Exchange Act  of  1934  (the
"Exchange Act") requires the Company's officers and directors, and persons who own more than 10 percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers Automated Quotation System ("NASDAQ"). Officers, directors and greater than 10 percent Stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all
Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, the Company believes that during 1996, except as described below, its officers, directors and greater than 10 percent beneficial owners complied with all filing requirements applicable to them.

   A Form 4 Statement of Changes in Beneficial Ownership required to be filed in connection with the acquisition of shares by Thomas S. Wilson which occurred in September, 1996, was not filed until October 17, 1996. A Form 3 Initial Statement of Beneficial Ownership to be filed in connection with the appointment of William F. Griffin as Executive Vice President of the Company which occurred on March 26, 1996, was not filed until June 19, 1996.


Compensation of Executive Officers and Directors

   The following tables set forth the cash and non-cash compensation paid during the fiscal year ended December 31, 1996 to the Chief Executive Officer of the Company and to each other executive officer of the Company earning $100,000 or more 1996.

                   SUMMARY COMPENSATION TABLE
                                                            Long-Term Compensation (1)
                                                                    Awards         Payouts
                          Annual Compensation
                                                   Other    Restricted Securities           All Other
                                                  Annual      Stock    Underlying   LTIP     Compen-
Name and Principal                                Compen-    Award(s)   Options/   Payouts   sation
Position (2)         Year   Salary($)  Bonus($)  sation($)     $         SARS(#)     ($)       ($)
Michael G. Semmens   1996   $176,923             $1,769(3)             28,334(4)
President, Chief     1995    200,000             $2,000(3)                                  $37,399(5)
Executive Officer    1994    175,285                                   47,500                37,602(5)
Chairman of the
Board

William F. Griffin   1996   $111,323             $1,113(3)             35,000(6)            $36,000(7)
Executive Vice                                                                               42,715(8)
President            1995                                                                    32,000(0)

Chris Morris         1996   $106,512             $1,065(3)             16,000(10)
Vice President       1995    110,173  $5,000(11) $1,149(3)              7,200
Technical Operations 1994     18,801                                    3,000

James M. Rosel       1996   $110,704             $1,107(3)             18,000(12)
Vice President,      1995    113,750              1,136(3)                500               $15,650(13)
Finance and          1994     50,878                                   10,000                35,390(13)
General Counsel

Benny Jay            1996   $100,000             $1,008(3)             13,166(15)
Chief Scientist      1995    124,885              1,260(3)              3,000
                     1994    128,000

 (1) The Company has made no restricted stock awards and has no long-term incentive plans.
 (2) No executive officer serving during 1996 (other than officers shown in table) earned in excess of $100,000 in annual salary and bonus in 1994, 1995, or 1996.
 (3) Messrs. Semmens, Griffin, Morris, Rosel and Jay received the amounts shown as a Company contribution under the 401(k) plan which is available to all employees of the Company and is paid as a uniform percentage of the amount of employee contribution.
 (4) Includes options to purchase 25,000 shares of Common Stock contingent upon Stockholder approval of the 1996 Stock Option Plan.
 (5)  Partial moving expenses paid by the Company on behalf of Mr. Semmens.
 (6) Includes options to purchase 7,000 shares of Common Stock contingent upon Stockholder approval of the 1996 Stock Option Plan.
 (7) Mr. Griffin was paid as a Consultant for the period of January 1 until March 25, 1996, at which time he became an employee.
 (8) Includes $28,122 which was travel between residence and place of business; and $14,593 including lodging, local transportation and miscellaneous expenses for the period from March 25 through December 31, 1996.
 (9) Mr. Griffin acted in the capacity of a Consultant to the Company for the period of September 1 through December 31, 1995.
 (10) Includes options to purchase 6,500 shares of Common Stock contingent upon Stockholder approval of the 1996 Stock Option Plan.
 (11) Mr. Morris received this bonus prior to his appointment as Vice President while his assignment was that of Chief Engineer.
 (12) Includes options to purchase 8,500 shares of Common Stock contingent upon Stockholder approval of the 1996 Stock Option Plan.
 (13) Partial moving expenses paid by the Company on behalf of Mr. Rosel.
 (14) Mr. Jay was not an executive officer at December 31, 1996; however, he continues to serve the Company as Chief Scientist.
 (15) Includes options to purchase 13,166 shares of Common Stock contingent upon Stockholder approval of the 1996 Stock Option Plan.

  Michael G. Semmens was hired to be the President and Chief Executive Officer of the Company in June 1994 at an annual base salary of $200,000 and a $50,000 signing bonus. In addition, Mr. Semmens was granted options to purchase 47,500 shares of Common Stock; of these, options on 32,500 shares vest over a 30-month period from the date of grant, and options on the remaining 15,000 shares become exercisable upon the share price reaching certain thresholds. Mr. Semmens' Letter of Employment provided for a three-year employment contract, with a provision for a one year's salary severance in the event of termination. The Letter of Employment included the above terms and an annual performance-based bonus of up to 50 percent of base compensation. In addition, the implementation of a management incentive program for which Mr. Semmens would be eligible was authorized.


  The following table sets forth certain information concerning options/SARs granted during 1996 to the named executives:

              OPTION/SAR GRANTS IN LAST FISCAL YEAR
                                                                              Potential Realizable
                                                                                Value at Assumed
                                                                                Annual Rates of
                                                                                   Stock Price
                                                                                Appreciation for
                             Individual Grants                                     Option Term
                                       % of Total
                         Number of      Options/
                        Securities        SARs
                        Underlying     Granted to      Exercise or
                       Options/SARs   Employees in     Base Price    Expiration
    Name                 Granted       Fiscal Year    ($/Share)(1)      Date      5%($)    10%($)

Michael G. Semmens       3,334(2)                        $12.50      1/31/2001   $11,502  $ 25,438
                        25,000(3)         9.7              5.28(3)  10/29/2006    83,000   210,250

William F. Griffin      28,000(4)                        $11.60      3/25/2006  $204,400  $517,720
                         7,000(3)        11.9              5.28(3)  10/29/2006    23,240    58,870

Chris Morris             1,667(2)                        $12.50      1/31/2001   $ 5,751  $ 12,719
                         9,500(4)                         11.60      3/25/2006    69,350   175,655
                         6,500(3)         6.0              5.28(3)  10/29/2006    21,580    54,665

James M. Rosel           1,667(2)                        $12.50      1/31/2001   $ 5,751  $ 12,719
                         9,500(4)                         11.60      3/25/2006    69,350   175,655
                         8,500(3)         6.7              5.28(3)  10/29/2006    28,220    71,485

Benny E. Jay            13,166(3)         4.5             $5.28(3)  10/29/2006   $43,711  $110,726

(1) The exercise price of all options is equal to the market price of the Common Stock as of the date of grant.
(2)  Exercisable on August 1, 1996.
(3) Granted under the 1996 Stock Option Plan and become exercisable after May 22, 1997, contingent upon Stockholder approval.
(4) Exercisable 1/3 on September 26, 1996; 1/3 on September 26, 1997; and 1/3 on September 26, 1998.


            AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR END OPTION/SAR VALUES

                                                 Number of Securities
                                                        Underlying   Value of unexercised
                                                       Unexercised      In-the-Money
                                                     Options/SARs at   Options/SARs at
                   Shares Acquired                        (#)               ($)
                     on Exercise    Value Realized   Exercisable(E)/   Exercisable(E)/
   Name                  (#)             ($)        Unexercisable(U)  Unexercisable(U)(1)

Michael G. Semmens        0               0             35,834   (E)        (2)
                                                        40,000(3)(U)

William F. Griffin        0               0              9,333   (E)        (2)
                                                        25,667(3)(U)

Chris Morris              0               0             12,833   (E)        (2)
                                                        15,334(3)(U)

James M. Rosel            0               0             15,166   (E)        (2)
                                                        15,001(3)(U)

Benny E. Jay              0               0              5,834   (E)        (2)
                                                        14,166(3)(U)

(1) Based on the $6.22 per share market price of the Common Stock as reported on NASDAQ as of December 31, 1996, (last market day of year).
(2)  Option price exceeded the market price at December 31, 1996.
(3) Includes options granted under the 1996 Stock Option Plan contingent on Stockholder approval and shown in previous Table entitled Option/SAR Grants in Last Fiscal Year.

   The Company's directors are not paid any fee for attendance at Board or Committee meetings; however, they are reimbursed for expenses incurred in attending Board or Committee meetings including travel costs. Directors and members of Committees of the Board who are employees of the Company are not separately compensated for their Board and Committee activities.

   In November, 1995, Charles L. Mathews and the Company entered into a Consulting Agreement for a period of two years to assist the Company with respect to all matters pertaining to battery development, engineering, production equipment, materials and related matters. Under the terms of this Agreement, Mr. Mathews will be paid a consulting fee of $5,000 per month. During 1996, Mr. Mathews was paid $60,000 pursuant to this agreement.

   Pursuant to the Company's 1988 Non-Employee Director Stock Option Plan, each director of the Company that is not an employee or officer of the Company receives a one-time grant of options to purchase 5,500 shares of Common Stock at the time such person becomes a director. All options are exercisable as to 1,500 shares starting six months from the date of grant, as to 2,000 shares starting eighteen months from the date of grant, and the remaining 2,000 shares thirty months from the date of grant. Upon approval of the 1996 Stock Option Plan, the grant awarded at the time a director assumes a position on the Board is increased to an aggregate of 15,000 shares, which will include any grants previously made under the 1988 Non-Employee Director Stock Option Plan. In addition, each director will be awarded 2,000 shares annually commencing with the second anniversary of the date on which the director joined the Board. Directors of the Company that are also employees or officers of the Company are eligible for grants of options under the Company's 1987 Stock Option Plan and the 1994 Stock Option Plan; the number of options granted and the vesting schedule of such options are determined by the Company's Compenation Committee. The exercise price of each option granted under all plans is not less than the market price of the Common Stock at the date of grant.

Compensation Committee Interlocks and Insider Participation.

   The Company's Compensation/Stock Option Committee consists of Messrs. John D. Malone, Nathan Morton and Dr. Norman Hackerman. Mr. Williamson also served on this Committee during a portion of 1996. None of these members is or has been and officer or employee of the Company.

   Messrs. Malone and Wilson own approximately 3% and 1%, respectively, of the outstanding common shares of Blanyer-Mathews
Associates, Inc. ("Blanyer-Mathews").  Until March 2,  1996,  Mr.
Malone served as a director of Blanyer-Mathews.

   Blanyer-Mathews  is  the  holder of  the  patent  relating  to coextruded  wire  under  which the  Company  holds  an  exclusive
license.   The Company paid minimum royalties under this  license
totaling $100,000 to Blanyer-Mathews during 1996.

  Each of the members of the Compensation/Stock Option Committee has received options to purchase 5,500 shares of Common Stock under the Company's 1988 Non-Employee Director Stock Option Plan as well as an option to purchase 9,500 shares of Common Stock under the Company's 1996 Stock Option Plan. Grants under the 1996 Stock Option Plan are contingent upon the approval of such plan at the Annual Meeting of Stockholders. Under the 1996 Stock Option Plan, if approved by the Stockholders, each director will automatically receive an additional grant of 2,000 shares annually commencing with the second anniversary of his initial election.


Certain Relationships and Related Transactions

Contract with Bastrop Metal Products

  Mr. Charles L. Mathews, a director, is the sole owner, director and officer of Bastrop Metal Products, Inc. In November 1995, a Development Agreement and Agreement for Purchase of Machinery and Supplies between the Company and Charles L. Mathews was executed under which Mr. Mathews contracts to manufacture and provide to the Company co-extruders for use in present and anticipated Company production facilities at a set price per single head coextruder. The Agreement provides that the Company will advance 50 percent of anticipated construction cost of each co-extruder. In addition, Mr. Mathews agrees to develop certain other equipment to be utilized in the Company's manufacturing operations. The Company will own all intellectual property rights as well as all engineering drawings to this equipment. The term for the development work shall be eighteen months funded at $3,611 per month. Under this Agreement, the Company paid $43,332 in 1996 and expects to pay $14,444 in 1997. The Company has made no advances for construction costs for a coextruder. In December 1996, the Company entered into an agreement with Bastrop Metal Products for the lease of warehouse space for storage purposes. The lease of approximately 4,000 square feet is for a period of one year ending December 1, 1997, at a total cost of $4,800 for that period. The Company paid $400 for rental of such space in 1996, and anticipates the payment of $4,400 in 1997.

Participation in Equity Placement

      In January 1997 certain of the Company's executive officers participated as purchasers in a private placement of the Company's common stock. The terms of the offering called for the sale of shares of common stock at price, payable in cash, of $6.56 per share. Purchasers in the offering received one warrant to purchase an additional share of common stock at an exercise price of $7.56 per share for each dollar invested in common stock at the closing of the offering. All warrants expire in January 1999.

     The participation of executive management in this offering is set forth below:

Name of Officer     Shares Purchased    Warrants Issued      Total Investment

Michael G. Semmens        19,048             125,000             $125,000

James M. Rosel             3,810              25,003              $25,003

William F. Griffin         7,619              50,000              $50,000

Chris Morris               3,810              25,003              $25,003

Mary Beth Koenig           3,810              25,003              $25,003


Totals                    38,097             250,009             $250,009


      In the aggregate, including the shares listed above, the Company sold 80,897 shares in the offering for total consideration of $530,883. The Company agreed to file a registration statement with the Securities and Exchange Commission to register the sale of shares purchased in the offering by persons other than members of the Company's executive management and the sale of shares to be issued to persons other than members of the Company's executive management upon exercise of warrants granted in the offering.

      The Company also sold to a separate group of purchasers during the period of the offering described above an aggregate of 28,500 shares of its Common Stock at a price of $5.25 per share, for total proceeds of $149,625, and issued two-year warrants to purchase a total of 85,500 additional shares of Common Stock at exercise prices from $5.25 to $6.25 per share. No members of the Company's executive management participated in this offering.

      Purchases by members of executive management were made subject to the condition that the purchases be approved by the Stockholders of the Company at its next Annual Meeting of Stockholders. See "Ratification of Management Equity Purchases," below. In the event that the Stockholders do not approve the participation of management in the offering, the Company will rescind the sales of stock and warrants to the participating members of management and refund the purchase price with interest at the prime rate from the date of purchase.


Compensation Committee Report on Executive Compensation.

   During fiscal 1996, executive compensation consisted of  three
components:   (a) base pay; (b) year-end bonus;  and  (c)  awards
under the Company's Stock Option Plans (the "Plans").

Total Cash Compensation. As a part of cost containment efforts, early in 1996 the Compensation Committee made the recommendation to accept, and the Board of Directors unanimously approved, an offer from the officers and some of the director-level management to participate in a six month salary reduction program. Reductions ranged from twenty-five percent for the Chief Executive Officer to nine percent for some of the other participants with an average of approximately nineteen percent. The salary reductions involved sixteen individuals. In exchange for such reductions, stock options were granted on the basis of
1.3 shares for each dollar of salary foregone. In August of 1996, full salaries were reinstated for those individuals who had participated in the salary reduction program.

   In 1996, the Compensation Committee proposed selected salary increases ranging from 6.1 percent to 14.8 percent for certain executives to make their salaries more competitive with prevailing salaries of executives of comparable experience. These salaries were unanimously adopted by the Board of Directors. The Committee currently has under consideration a plan linking the performance of each executive to the amount of compensation paid to such executive. The Compensation Committee reserves the right to make some subjective judgments in assessing compensation relative to an individual executive's contribution to the overall performance of the Company.

Year-end Bonus. Year-end bonuses of less than $1,200 are determined by management. A bonus for any employee in excess of $1,200 must be approved by the Compensation Committee. No bonuses were authorized by the Compensation Committee during 1996 for an employee at or above the level of vice president and/or director. All employees below the level of Vice President and/or Director were given a bonus of $100 each.

1987 Stock Option Plan. The 1987 Stock Option Plan is a long-term incentive compensation plan for key employees of the Company. During 1996, a number of options were granted to individual executive officers under the plan based upon the ability of such individual to impact the long-term success of the Company. Additionally, certain grants under the 1987 Stock Option Plan were made as a part of the salary reduction program.

1994 Stock Option Plan. The 1994 Stock Option Plan is a long-term compensation plan for key employees of the Company. During 1996, a number of options were granted to individual executive officers under the plan based upon the ability of such individual to impact the long-term success of the Company. Additionally, certain grants under the 1994 Stock Option Plan were made as a part of the salary reduction program. The 1994 Stock Option Plan was approved by the Stockholders of the Company at the 1995 Annual Meeting.

1996 Stock Option Plan. The 1996 Stock Option Plan was approved by the Board of Directors in August of 1996, subject to shareholder approval at the 1997 Annual Meeting. Under the proposed 1996 Stock Option Plan, it is proposed that all outstanding options under the various plans presently in place would be aggregated under the 1996 Plan, and all the various other plans would be terminated. The Compensation Committee recommended, and the Board of Directors approved, an award of additional shares to selected executives based upon the ability of such individuals to impact the long-term success of the Company.

Compensation of CEO and President. Michael G. Semmens was hired to be the President and Chief Executive Officer of the Company in June of 1994 at an annual base salary of $200,000 with a $50,000 signing bonus. In addition, Mr. Semmens was granted options to purchase 47,500 shares of Common Stock; of these, options on 32,500 shares vest over a 30 month period from the date of grant, and options on the remaining 15,000 shares become exercisable upon the share price reaching certain thresholds. Mr. Semmens' Letter of Employment provided for a three year employment contract, with a provision for a one year's salary severance in the event of termination. The letter of employment included the above terms and an annual performance-based bonus of up to 50 percent of base compensation. In addition, the implementation of a management incentive program for which Mr. Semmens would be eligible was authorized.

Mr. Semmens' salary was not adjusted in 1996 (other than to be reduced under the previously described salary reduction program), and has not been adjusted since his hiring. The Compensation Committee sought outside sources in determining that the cash component of Mr. Semmens' 1996 salary as President and CEO is in line with the compensation paid by other companies similarly situated. In October of 1996, Mr. Semmens was granted an option to purchase 25,000 shares at $5.28 per share contingent upon Shareholder approval of the 1996 Stock Option Plan.
Such grant was based upon Mr. Semmens' individual performance and the progress made by the Company under his leadership in 1996. Such progress was evidenced by the development of relationships with several OEM's.

The above recommendations were approved by the following non employee directors who comprised the Compensation Committee from November 1995 to June 1996, and from June 1996 to the present:

November 1995/June 1996              June 1996/Present
     John D. Malone                          John D. Malone
     Nathan Morton                           Nathan Morton
     Norman Hackerman                        Norman Hackerman
     Richard S. Williamson


Comparative Performance of Company's Securities.

   The following chart presents the total stockholder return with respect to the Company's Common Stock for each of the last five years, compared to the total return over the same period of (i) all NASDAQ U.S. stocks and (ii) all NASDAQ electronic components stocks. Stockholder return for a given year is measured by dividing dividends paid during the year plus the difference between the Company's share price at the end and the beginning of the year by the average of the bid and asked prices of a share of the Company's Common Stock as of the beginning of the year; dividends are not a factor in the computation of the Company's total return since the Company paid no dividends during the periods presented. Closing prices at the end of each year have been compared to the beginning index value, with cumulative returns for each subsequent year measured as a change from that base.

                         1991      1992     1993      1994     1995      1996

NASDAQ U.S. Stocks     187.203   217.864  250.093   244.461  345.717   425.247
                       100.000   116.378  133.595   130.586  184.675   227.158

Electronic Components  173.344   271.027  372.098   411.090  680.895  1176.530
                       100.000   156.352  214.659   237.153  392.800   678.726

Electrosource, Inc.      4.063    23.750   41.875    30.625   14.375     6.219
                       100.000   584.619 1030.769   753.846  353.846   153.077



                                     Electronic
                         NASDAQ      Components     ELECTROSOURCE

           1991          100.00        100.00          100.00
           1992          116.38        156.35          584.62
           1993          133.59        214.66         1030.77
           1994          130.59        237.15          753.85
           1995          184.67        392.80          353.85
           1996          227.16        678.73          153.08



                             ITEM 2

         PROPOSAL CONCERNING NEW 1996 STOCK OPTION PLAN

   The Company has options outstanding under four stock option plans - the 1987 Employee Stock Option Plan, the 1988 Non-employee Director Stock Option Plan, the 1993 Consultant Stock Option Plan, and the 1994 Stock Option Plan. All plans are hereinafter collectively referred to as the "Plans." On August 7, 1996, the Board of Directors approved the consolidation of all of the listed plans under one plan (the 1996 Stock Option Plan) and at the same time increased the number of shares available for grant. All share amounts given below give effect to a one-for-ten reverse stock split in 1996.

   The 1987 Employee Stock Option Plan was approved by the Board of Directors of the Company on October 5, 1987 and subsequently approved by the Stockholders of the Company. The 1987 Plan initially was created with a total of 60,000 shares of Common Stock, and subsequently amended by action of the Board and approval of the Stockholders to an aggregate total of 150,000 shares. The 1987 Plan will expire under its own terms on October 5, 1997. At the present time, there are options to purchase 103,181 shares of Common Stock outstanding under such plan; options to purchase 41,165 shares were previously granted and exercised, and 5,654 shares remain ungranted. At the expiration of the Plan, no further shares may be granted under the Plan; however, those options to purchase shares of Common Stock outstanding may be exercised until each expires under its own terms.

   The 1988 Non-Employee Director Stock Option Plan was approved by the Board of Directors of the company on April 27, 1988 and subsequently approved by the Stockholders of the Company on April 26, 1989. The 1988 Plan initially was created with a total of 17,500 shares of Common Stock, and subsequently amended by action of the Board and approval of the Stockholders to an aggregate total of 100,000 shares. The terms of the 1988 Plan provided that each Director, upon his election to the Board of Directors, receive a grant of 5,500 shares. No provision for continuing grants to the Directors were included in the 1988 Plan as approved by the Board of Directors and the Stockholders. The 1988 Plan will expire under its own terms on October 5, 1998. At the present time, there are options to purchase 33,000 shares of Common Stock outstanding under this plan; options to purchase 7,000 shares have been exercised, and 60,000 shares remain ungranted. At the expiration of the Plan, no further shares may be granted under the Plan; however, those options to purchase shares of Common Stock outstanding may be exercised until each expires under its own terms.

  The 1993 Consultant Plan was approved by the Board of Directors of the company on May 19, 1993. The 1993 Plan initially was created with a total of 20,000 shares of Common Stock. The 1993 Plan will expire under its own terms on May 18, 2003. At the present time, there are 9,600 options outstanding under this plan, no options have been exercised, and 10,400 shares remain available for grant under the Plan. At the expiration of the Plan, no further shares may be granted under the Plan; however, those options to purchase shares of Common Stock outstanding may be exercised until each expires under its own terms.

   The 1994 Employee Stock Option Plan was approved by the Board of Directors of the Company on November 2, 1994 and subsequently approved by the Stockholders of the Company on May 31, 1995. The 1994 Plan initially was created with a total of 150,000 shares of Common Stock. The 1994 Plan will expire under its own terms on November 1, 2004. At the present time, there are outstanding under the 1994 Plan options to purchase 119,820 shares of Common Stock. None of these options has been exercised, and 30,180 shares remain available for grant under this Plan. At the expiration of the Plan, no further shares may be granted under the Plan; however, those options to purchase shares of Common Stock outstanding may be exercised until each expires under its own terms.


                   DISTRIBUTION OF SHARES OUTSTANDING UNDER
               THE 1987, 1988, 1993 AND 1994 STOCK OPTION PLANS

 NAME AND POSITION          DOLLAR VALUE ($)(1)     NUMBER OF UNITS

Michael G. Semmens               $1,704,175            50,834(2)
President, CEO and Chairman

William F. Griffin                 $324,800            28,000(3)
Executive Vice President

Chris Morris                       $357,388            21,667(4)
Vice President
Technical Operations

James M. Rosel                     $504,163            21,667(5)
Vice President/Finance
and General Counsel

Benny E. Jay                       $141,890             6,834(6)
Chief Scientist

All current                      $3,031,151           132,668(7)
executive officers
as a group  (5 persons)

All directors that                 $855,800            33,000(8)
are not executive
officers as a group
(6 persons)

All consultants as                 $199,400             9,600(9)
a grou  (3 persons)

All Non-executive                   $99,838             6,917(10)
officers as a
group (1 person)

Nominees for Director:
  Nathan Morton                    $151,250             5,500
  Richard  E. Balzhiser                   0                 0
  Michael G. Semmens              See above

Each person receiving 5% or
more of options granted:
  Michael G. Semmens              See above
  William F. Griff                See above
  James M. Rosel                  See above
  Chris Morris                    See above

All employees, including         $1,695,994            89,733(11)
officers that are not
executive officers,
as a group (27 persons)

(1) The Dollar Value was determined by multiplying the per share market value on the date of grant by the total number of option shares.
(2) All of these options are outstanding under the 1987 Plan at prices ranging from $12.50 to $35.00.
(3) All of these options are outstanding under the 1994 Plan at a price of $11.60 per share.
(4) 1,667 of these options are outstanding under the 1987 Plan and 20,000 options are outstanding under the 1994 Plan at prices ranging from $11.60 to $35.00 per share.
(5) 6,667 of these options are outstanding under the 1987 Plan and 15,000 options are outstanding under the 1994 Plan at prices ranging from $11.60 to $36.25 per share.
(6) 3,834 of these options are outstanding under the 1987 Plan and 3,000 options are outstanding under the 1994 Plan at prices ranging from $10.60 to $33.75 per share.
(7) 60,168 of these options are outstanding under the 1987 Plan and 72,500 options are outstanding under the 1994 Plan at prices ranging from $11.60 to $36.25 per share.
(8) All 33,000 of these options are outstanding under the 1988 Non-employee Director Plan at prices ranging from $10.60 to $37.50 per share.
(9) All 9,600 of these options are outstanding under the 1993 Non- employee Consultant Plan at prices ranging from $7.00 to $27.50 per share.
(10) 6,617 of these options are outstanding under the 1987 Plan and 300 options are outstanding under the 1994 Plan at prices ranging from $10.60 to $33.75 per share.
(11) 43,013 of these options are outstanding under the 1987 Plan and 46,720 options are outstanding under the 1994 Plan at prices ranging from $12.50 to $35.00 per share.


Creation of the 1996 Plan

  With the creation of the 1996 Stock Option Plan, it is proposed that all outstanding options under the 1987 Stock Option Plan  of
Electrosource, Inc., the 1988 Non-Employee Director Stock  Option
Plan  of  Electrosource,  Inc., the 1993 Non-Employee  Consultant
Stock  Option  Plan of Electrosource, Inc., and  the  1994  Stock
Option  Plan (the "Prior Plans") would be consolidated under  the
1996 Plan and all the Prior Plans would be terminated.  The Prior
Plans  were created over a ten year period and have various terms and  conditions  relative to vesting, exercise, termination,  and other  provisions,  making  administration  more  difficult  than necessary.  Management believes that the combination  of  all  of
these   Plans  under  the  1996  Plan  would  allow  the   better
utilization  of  the shares reserved for options by  making  them available  in one pool rather than segregating them into  various
pools.   The  entire  pool of shares would  be  an  aggregate  of
960,000 shares, 420,000 of which are presently reserved under the various  Plans  already  in  place; adoption  of  the  1996  Plan therefore  increases the number of shares reserved for the  grant of  options  by 540,000 shares.  Upon consolidation of  the  1987
Stock  Option  Plan, the 1988 Non-Employee Director Stock  Option
Plan,  the  1993 Non-Employee Consultant Plan and the 1994  Stock
Option  Plan,  there  would be outstanding  options  to  purchase
265,601  shares  arising  from  grants  under  these  plans.   In
addition, grants covering 245,144 shares have been made under the
1996  Stock  Option  Plan contingent upon  Stockholder  approval.
There  would  be  449,255  shares remaining  for  grants  to  key
employees   and  consultants  and  for  grants  to   non-employee
Directors as such directors continue to serve without cash compensation. Management believes that it is in the best interests of the Company to consolidate all Plans under a common Plan in order to ease the record keeping burden associated with the Plans.

Effect on Options Granted under Prior Plans

   Upon approval of the 1996 Stock Option Plan, it is anticipated that those options granted and outstanding under the Prior Plans will be consolidated under the 1996 Stock Option Plan under the terms and conditions of that Plan. Upon Stockholder approval of the 196 Stock Option Plan, such Prior Plans would be terminated. The Compensation Committee has granted options under the 1996 Plan to each participant under the Prior Plans that mirror the exercise price and vesting terms of the options held by such participants. The exercise period of each such option is ten years from the date of grant of the mirror option. This represents an extension of the terms of options originally granted under the 1987 Employee Stock Option Plan and the 1993 Non-Employee Consultant Plan; options granted under the 1988 Non-Employee Director Stock Option Plan and the 1994 Stock Option Plan already provided for a ten-year term. These grants are conditioned upon Stockholder approval of the 1996 Plan and upon surrender of the agreements evidencing the options granted under the Prior Plans that are to be replaced by the mirror options under the 1996 Plan.

   In  the event that Stockholder approval is withheld, the Prior
Plans would continue under their existing terms until expiration or amendment by the Board of Directors and options granted under such Plan would remain outstanding.


Material Features of the 1996 Stock Option Plan

   The Plan provides for the grant of options to purchase Common Stock. Options granted under the Plan may be incentive stock options ("ISO's") meeting the requirements of section 422 of the Internal Revenue Code (the "Code") or non-qualified stock options ("non-qualified options") that do not meet such requirements. The following summary describes the principal features of the Plan.

   Covered Shares. A maximum 960,000 shares of Common Stock, $1.00 par value, may be issued pursuant to options granted under the Plan. The Plan provides for adjustments in the number of shares subject to the Plan and issuable pursuant to options granted under the Plan in the event of stock dividends or stock splits or combinations, and for adjustments in the case of recapitalization, merger or sale of the assets of the Company. If any option granted under the Plan expires or terminates without having been exercised, the unpurchased shares subject to the option will become available for further option grants.

   Administration and Eligibility. The Plan is administered by the Company's Compensation/Stock Option Plan Committee (the "Committee"), which is composed of not less than three members of the Board of Directors, each of which must be a "Nonemployee Director" (as such term is defined in Rule 16b-3 promulgated by the Securities and Exchange Commission, which provides that such persons may not be employees of or consultants to the Company and may not be engaged in related party transactions or relationships with the Company). The Committee has full authority in its discretion to determine the officers, directors, key employees, and consultants of the Company and its subsidiaries to whom Options (as defined below) shall be granted, the number of shares of Stock covered thereby and the terms and provisions thereof, subject to the Plan. The Committee's decisions are final and binding on all participants in the Plan. At March 3, 1997, two employee directors, seven non-employee directors, five officers, approximately 30 identified key employees, and seven consultants were eligible to participate in the Plan.

   Under the terms of the 1988 Nonemployee Director Plan, a new director, who was not also an employee, was given a one-time option to purchase 5,500 shares of Common Stock initially upon becoming a member of the Board of Directors. Under the 1996 Stock Purchase Plan, the initial option would be increased to 15,000 shares of Common Stock, with the addition of an annual grant of an option to purchase 2,000 shares commencing with the second anniversary of his initial election. Grants under the 1988 Non-employee Director Plan were, and grants to directors that are not also employees will be, automatic and will not be dependent on any exercise of discretion by the Committee.

   Termination and Amendment. The Plan will terminate on August 6, 2006. Termination will not affect any option outstanding as of the date of termination. The Plan may be amended by the Board of Directors; amendments that would materially increase the benefits accruing to participants, materially increase the number of securities which may be issued, or materially modify the requirements as to eligibility for participation must be approved by the Stockholders. No amendment will affect the terms of options granted prior to the amendment.

   Terms and Conditions. Each option awarded under the Plan is evidenced by a Stock Option Agreement (an "Option Agreement") containing terms and conditions consistent with the terms of the Plan and otherwise satisfactory to the Committee. The Plan does not provide for any payment or consideration to be given to the Company for the granting or extension of any option. The purchase price of the shares of Common Stock covered by any ISO granted under the Plan must be not less than the fair market value of such shares as of the date of grant and may be granted to officers (including directors that are also officers), and employees of the Company only; the exercise price of non-
qualified options granted under the Plan is not limited to fair market value. The options granted under this plan are exercisable for a period of ten years from the date of grant; however, no ISO option can be exercised within six months from the date of grant. The exercise price can be paid in cash, check, shares of Common Stock having a market value equal to the aggregate exercise price, or any combination of the foregoing. The Company may allow "cashless exercise" of options, whereby shares are delivered to a broker-dealer or other financial institution for the account of the option holder prior to payment by the option holder of the exercise price upon the Company's receipt  of  assurance  of payment by such  broker  or  financial institution. Options granted under the Plan must be exercised within three months from the date of the option holder's termination of employment (to the extent exercisable at the termination date) for any reason other than death or disability. Upon termination of employment by reason of disability, any Option held at the date of such termination may, to the extent then exercisable, be exercised within twelve months after the date of such termination. If the holder of an Option dies, any Option held at the date of death may be exercised by the holder's heirs, legatees or person representatives within twelve (12) months after the holder's death for the full number of shares under this option not theretofore purchased at the time of death. If the holder of an Option retires at normal retirement age (age 65 or older), any Options held at the date of retirement may be exercised in full, whether or not the Options are fully vested at such time, within twelve (12) months after the holder's retirement. All Options granted under the Plan expire not later than ten years from the date of grant. Options granted under the Plan are transferable only by will or by the laws of descent and distribution, and can be exercised during the holder's lifetime only by the holder.

Change  in  Capitalization; Merger; Liquidation.  The  number  of shares  of  Common Stock as to which Options may be granted,  the number of shares covered by each outstanding Option, and the price per share of each outstanding Option will be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of such shares effected without receipt of consideration by the Company. If the Company is the surviving corporation in any merger or consolidation, recapitalization, reclassification
of   shares  or  similar  reorganization,  the  holder  of   each
outstanding Option will be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of stock or other securities to which a holder of the number of shares of Common Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Company, the Committee may make such additional adjustments in the number and class of shares of Common Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee deems appropriate, subject to the provisions to prevent dilution or enlargement of rights. The optionee will have the right, immediately prior to dissolution, liquidation, merger or consolidation of the Company (to the extent the Company is not the surviving entity in such merger or consolidation), to exercise his Options in full without regard to any installment exercise provisions. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation, each outstanding Option will terminate unless another corporation assumes the Option or substitutes another option in its place. In the event of a change of the Company's shares of Common Stock with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change will be deemed to be the Common Stock within the meaning of the Plan.

   Tax Consequences of Grant and Exercise. The Committee will determine, within the limits set by the Code, what portion of any award under the Plan will constitute ISO's and what portion will constitute non-qualified options. The Code provides that the aggregate fair market value (measured as of the date of grant) of stock covered by ISO's granted to any participant cannot exceed $100,000 in the year in which such ISO's first become exercisable. In addition, any ISO granted to a holder of securities representing more than ten percent of the combined voting power of all the Company's capital stock must have an exercise price not less than 110 percent of fair market value and must have a term of not more than five years. A participant in the Plan will recognize no income at the time that an ISO is granted, and the Company will obtain no tax benefit at the time of the grant. Participants receiving non-qualified options may recognize income upon grant if the exercise price of the option is less than the fair market value of the covered shares. When a non-qualified option is exercised, the holder will recognize ordinary income equal to the excess of the fair market value of the shares of Common Stock acquired as of the date of exercise over the option price of those shares, and the Company will receive a corresponding income tax deduction. Exercise of an ISO generally does not give rise to income on the part of the option holder or deduction on the part of the Company, although the difference between the fair market value of the shares purchased and the exercise price of such shares is taken into account by the option holder in determining alternative minimum taxable income. If an option holder sells any shares acquired upon exercise of an ISO within two years from the date of grant of the option or within one year from the date of exercise, the option will no longer qualify for ISO treatment, and the tax treatment of exercise will be the same as that applicable to non-qualified options. Taxability of the sale of shares acquired upon exercise of options will otherwise be similar to that of any other investor in the Company's Common Stock.

   The following table presents certain information regarding options that have been granted under the Plan as of the date of this Proxy Statement. Since these grants are contingent on Stockholder approval, they have not been reflected in the Pro Forma Compensation Expense Disclosures in the Notes to the Financial Statements. The information below does not include those options granted under the 1996 Plan to replace options outstanding under Prior Plans at the date of adoption of the 1996 Plan. See "Effect on Options Granted under Prior Plans," above. The number and dollar value of such options is identical to that given for outstanding options in the table entitled "Distribution of Shares Outstanding under the 1987, 1988, 1993 and 1994 Common Stock Option Plans," above.


                        NEW PLAN BENEFITS
                     1996 STOCK OPTION PLAN

 NAME AND POSITION             DOLLAR VALUE ($)(1)     NUMBER OF UNITS

Michael G. Semmens                 $132,000               25,000
President, CEO and
Chairman

William F. Griffin                  $36,960                7,000
Executive Vice President

Chris Morris                        $34,320                6,500
Vice President
Technical Operations

James M. Rosel                      $44,880                8,500
Vice President,Finance
amd Gemeral Counsel

Benny E. Jay                        $69,516               13,166
Chief Scientist

All current                        $261,360               49,500
executive officers
as a group  (5 persons)

All directors that are             $401,310               72,000
not executive officers
as a group (7 persons)

All consultants as                 $235,767               44,192
a group (7 persons)

All non-executive                   $26,400                5,000
officers as a group
(1 person)

Nominees for director:
  Nathan Morton                     $50,160                9,500
  Richard E. Balzhiser             $100,350(2)            15,000
  Michael G. Semmens              See above

Each person receiving 5% or
more of options granted:
  Alfred Dixon                     $116,160               22,000
  Benny E. Jay                    See above
  Chales L. Mathews                $138,156               26,166
  Michael G. Semmens              See above
  Richard E. Balzhiser            See above

All employees, including           $416,507               79,452
officer that are not
executive officers,
as a group (27 persons)

(1) The Dollar Value was determined by multiplying the per share market value on the date of grant by the total number of option shares.
(2) Based on the closing market value of $6.69 per share of Common Stock on March 3, 1997, the date on which Dr. Balzhiser joined the Board of Directors.

   The market price of the Common Stock was $6.50 per share on March 14, 1997.

   Management recommends approval of the 1996 Plan.


                             ITEM 3

     RATIFICATION OF MANAGEMENT PARTICIPATION IN EQUITY OFFERING

  In January 1997 certain of the CompanyOs executive officers participated as purchasers in a portion of a private placement of the CompanyOs Common Stock. The terms of the offering called for the sale of shares of Common Stock at price, payable in cash, of $6.56 per share. Purchasers in the offering received one warrant to purchase an additional share of Common Stock at an exercise price of $7.56 per share for each dollar invested in Common Stock at the closing of the offering. On these terms $530,883 was raised, of which $250,009.39 was from the executive officers. All warrants expire in January 1999.

       See "Certain Relationships and Related Transactions-Participation in Equity Placement," above, for a detailed listing of the executive officers involved in the offering and the extent of their participation therein.

  Because the terms of the offering were largely negotiated by management, and to avoid the appearance of a conflict of interest, the participation of the executive officers in the offering was expressly conditioned upon ratification of such participation by the Company's Stockholders at the Annual Meeting of Stockholders. In the event that the Stockholders do not approve the participation of management in the offering, the Company will rescind the sales of stock and warrants to the participating members of management and refund the purchase price with interest at the prime rate from the date of purchase.

 Management believes that the terms of the offering, particularly those available to the participating executive officers, reflect arms-length terms that are fair to the Company.

 The price of the Common Stock as reported on the NASDAQ Stock Market during the period during which the offering was open ranged from a low of $4.38 per share to a high of $7.25 per share. The price on the date of the closing of the offering was $5.22 per share.

 The Company effected a second part of the private placement of its Common Stock to a separate group of purchasers during the period of the offering described above. No members of the Company's management participated in this offering. In this second part of the offering, the Company sold an aggregate of 28,500 shares of its Common Stock at a price of $5.25 per share, for total proceeds of $149,625, and issued two-year warrants to purchase a total of 85,500 additional shares of Common Stock at exercise prices from $5.25 to $6.25 per share.

 The Company agreed to file a registration statement with the Securities and Exchange Commission to register the sale of shares purchased in the offering and the sale of shares to be issued upon exercise of warrants granted in the offering except for the shares and warrants purchased by the executive officers. If the participation by the executive officers is ratified, a subsequent registration may be made for such shares. The Board has made no determination as to whether it will file a registration statement or not.

  The executive officers paid a premium over the price available in public markets and the price paid was the same as that paid by the outside investors for the larger part ($530,883) of the offering  and  in excess of the price paid by purchasers  in  the smaller part ($149,625) of the offering. Participants in the larger part of the offering received one warrant for each dollar invested in Common Stock, but the warrants granted had an exercise price substantially over market price at the time. In addition, the participating executive officers do not have the benefit of an agreement to file a registration statement covering the resale of shares purchased in the offering; as a result, unless the Board of Directors determines to file a registration statement covering such resales, any resale of the shares purchased by executive officers will have to be made pursuant to Rule 144 of the Securities and Exchange Commission, which requires that the shares be held for a minimum of one year from the date of purchase (one year from the date of exercise in the case of shares acquired upon exercise of warrants) before any sales can be made. The investment by the CompanyOs executive officers may therefore be substantially less liquid than that of the other investors in the offering or of a purchaser on the NASDAQ Stock Market.

 Management recommends a vote FOR this proposal.


                             ITEM 4

                SELECTION OF INDEPENDENT AUDITORS

   The Board of Directors of the Company has voted to appoint Ernst & Young LLP, independent auditors, to audit the accounts of the Company for the fiscal year ended December 31, 1997. A representative of Ernst & Young LLP is expected to attend the Annual Meeting and will have the opportunity to make a statement if desired. Such representative is expected to be available to respond to appropriate questions.



                         OTHER BUSINESS

  Management does not know of any matters to be acted upon at the Annual Meeting other than those described above.



                   VOTE REQUIRED FOR APPROVAL

   Directors will be elected by a plurality of the votes cast by holders of shares entitled to vote at the Annual Meeting. Approval of the proposed adoption of the 1996 Stock Option Plan will require the affirmative vote of holders of a majority of the shares represented at the Annual Meeting. Ratification of the purchase of Company securities by executive officers of the Company will require the affirmative vote of holders of a majority of the Common Shares outstanding as of the record date for the Annual Meeting. All other matters will be decided by the affirmative vote of holders of a majority of the shares represented in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker nonvotes will not affect the election of directors. Since all other matters to be considered at the Annual Meeting require the affirmative vote of a given percentage of shares outstanding or present at the meeting, abstentions will have the effect of a vote against any matter other than the election of directors. Broker nonvotes are counted for purposes of determining the presence or absence of a quorum, but are not counted for purposes of determining the number of votes cast for or against the particular proposal for which authorization to vote was withheld. A broker nonvote will therefore have the effect of a vote against the ratification of the purchase of Company securities (which requires an affirmative vote of a majority of shares outstanding), but will have no effect with respect to the other proposals to be considered (which require only the affirmative vote of a majority of shares represented and voting on the proposal in question). Votes will be tabulated by Harris Trust and Savings Bank .



          STOCKHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

   It is currently anticipated that the 1998 Annual Meeting of Stockholders of the Company will be held on or about May 20, 1998. Stockholder proposals to be presented at the 1998 Annual Meeting must be received in writing by the Company at its principal executive offices not later than December 12, 1997.



                            FORM 10-K

   The Company will, upon written request, furnish without charge to each person who was a beneficial owner of its securities on March 24, 1997, the record date for the Company's Annual Meeting, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including financial statements and schedule, as filed with the Securities and Exchange Commission. Requests for copies of such report should be directed to the Corporate Secretary, Electrosource, Inc., 2809 Interstate 35 South, San Marcos, Texas 78666.


The date of this Proxy Statement is April 23, 1997.


                              PROXY

     Proxy is Solicited on Behalf of the Board of Directors

      The undersigned hereby constitutes and appoints Michael G. Semmens and James M. Rosel, or either of them as Proxies, each with full power of substitution, to represent and to vote, as designated below, all shares of Common Stock of Electrosource. Inc., held of record by the undersigned on March 24, 1997, at the Annual Meeting of Shareholders to be held at 10:00 A.M., May 22, 1997, at the Corporate Headquarters, 2809 Interstate 35 South, San Marcos, Texas, or any adjournments thereof.

1.   ELECTION OF DIRECTORS, NOMINEES:
        Richard E. Balzhiser     Nathan Morton     Michael G. Semmens

2.   Proposal  to approve the adoption of the 1996 Stock  Option Plan.

3. Proposal to ratify the purchase of Company securities by certain executive officers in a 1996 private placement.

4.   Proposal to approve the appointment of Ernst & Young LLP as auditors.

5. In their discretion, the Proxies are authorized to vote upon such business as may properly come before the meeting or any adjournment thereof as provided in the accompanying Proxy
     Statement.

   This Proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this Proxy will be voted FOR Proposals 1, 2, 3, and 4. If this Proxy is executed by the undersigned shareholder in such a manner as not to withhold authority to vote for the election of any nominees, such authority shall be deemed granted. The Proxy tabulator cannot vote your shares unless you sign and return this card in the enclosed envelope.

Check box for address change.

     (Change of Address)
________________________________________
________________________________________
________________________________________
________________________________________
(If you have written in the above space, please mark the box)

SIGNATURE(S) __________________________________  DATE ___________________

SIGNATURE(S) __________________________________  DATE ___________________
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.